UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

Innovative Food Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-9376	20-1167761
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28411 Race Track Road, Bonita Springs, Florida	34135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01.	Other Events.

Innovative Food Holdings, Inc., a Florida corporation (the “Company”), previously disclosed in a quarterly report on Form 10-Q as filed with the Securities and Exchange Commission on November 9, 2023 that on September 16, 2019, an action (the “PA Action”) was filed in the Court of Common Pleas of Philadelphia County, Trial Division, against, among others, the Company and its wholly-owned subsidiaries, igourmet and Food Innovations, Inc. Since the initial filing, other parties involved in the incident joined the action as plaintiffs. The complaint in the PA Action alleges, inter alia, wrongful death and negligence by a driver employed by igourmet. The PA Action indicated a demand and offer to settle for $50,000,000 and was set to go to trial on April 1, 2024.

On January 5, 2024, all parties to the PA Action came to an agreement at Mediation on the material terms of settlement and are currently in the process of finalizing the necessary paperwork to conclude the matter. The Company anticipates that such paperwork will be completed, and that the matter will be officially dismissed, in the second quarter of 2024. The Company and its subsidiaries resolved all liabilities within the coverages of their insurance carriers.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements and information relating to the Company that are based on the current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company. Such statements reflect the current views of the Company with respect to future events and are subject to certain assumptions, including those described in this Form 8-K. Words such as “may”, “should”, “expects”, “projects,” “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, “goal” and variations of such words and similar expressions are intended to identify forward-looking statements. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein. These statements involve significant known and unknown risks and are based upon several assumptions and estimates, which are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. Although the Company believes that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results (including, without limitation, the expected timing for the settlement paperwork to be finalized) could materially and adversely differ from what is expressed, implied, or forecasted in such statements. Additional factors that could also cause actual results to differ materially relate to international crises, environmental and economic issues and other risk factors described in our public filings. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: January 22, 2024
By: /s/ Robert William Bennett Robert William Bennett
Chief Executive Officer and Director (Principal Executive Officer)